Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Pure Cycle Corporation

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report on the effectiveness of Pure Cycle Corporation’s internal control over financial reporting dated November 10, 2006, and our report on the financial statements of Pure Cycle Corporation dated November 10, 2006, except for the effect of the restatement discussed in Note 1 to the financial statements, which is dated April 10, 2007.  These reports appear in the August 31, 2006 annual report on Form 10-K/A of Pure Cycle Corporation.  Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of Pure Cycle Corporation’s internal control over financial reporting as of August 31, 2006.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/Anton Collins Mitchell LLP

Anton Collins Mitchell LLP

Denver, Colorado

April 23, 2007